                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Closure Medical Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                     [LOGO OF CLOSURE MEDICAL CORPORATION]

                        _______________________________

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 19, 2001
                        _______________________________



To Our Stockholders:

     Notice is hereby given that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of CLOSURE MEDICAL CORPORATION (the "Company") will be held on June 19, 2001 at 9:00 a.m., local time, at the Raleigh Marriott Crabtree Valley, Raleigh, North Carolina, for the following purposes:

1. To elect three Class II directors to the Board of Directors, each to serve a three-year term or until the election and qualification of his successor;

2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2001; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record as of the close of business on April 26, 2001 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. A list of stockholders of the Company as of the close of business on April 26, 2001 will be available for inspection during normal business hours for ten days prior to the Annual Meeting at the Company's executive offices at 5250 Greens Dairy Road, Raleigh, North Carolina.

                                             By Order of the Board of Directors,

                                             /s/ Benny Ward
                                             -------------------
                                             Benny Ward
                                             Secretary

April 30, 2001



            WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING,
         PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN
          THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED
                             IN THE UNITED STATES.

                     [LOGO OF CLOSURE MEDICAL CORPORATION]

                          CLOSURE MEDICAL CORPORATION
                            5250 Greens Dairy Road
                               Raleigh, NC 27616

                        _______________________________

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JUNE 19, 2001
                        _______________________________


     This Proxy Statement is being furnished to the stockholders of Closure Medical Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 19, 2001 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about May 9, 2001.

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

     The Annual Report to Stockholders for the fiscal year ended December 31, 2000, including financial statements and other information with respect to the Company, is being mailed to stockholders with this Proxy Statement but does not constitute a part of this Proxy Statement.


                             VOTING AT THE MEETING

Record Date; Vote Required; Proxies

     Only stockholders of record at the close of business on April 26, 2001 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof. As of that date, the Company had outstanding 13,447,010 shares of Common Stock, par value $.01 per share ("Common Stock"). The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each stockholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such stockholder's name.

     The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the stockholder signing such Proxy Card. The Proxy Card provides spaces for a stockholder to vote in favor of or withhold authority to vote for each nominee for the Board of Directors, and to vote for or against the ratification of PricewaterhouseCoopers LLP as independent accountants.

     Except for the election of directors, for which a plurality of the votes cast is required, and except as otherwise required by law or provided in the Company's Restated Certificate of Incorporation, as amended, and By-Laws, the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required to ratify PricewaterhouseCoopers LLP as independent accountants or to take action with respect to any other matter that may properly be brought before the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor of or withheld from any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to ratify PricewaterhouseCoopers LLP as independent accountants (but not for the election of directors). An abstention will be considered present and entitled to vote at the Annual Meeting, but will not be counted as a vote cast in the affirmative. An abstention on the proposal to approve and ratify PricewaterhouseCoopers LLP will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote to be approved by the stockholders.

     Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. The Company believes that brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors.

     If a signed Proxy Card is returned and the stockholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors. Execution and return of the enclosed Proxy Card will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 10, 2001 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the executive officers named in the Summary Compensation Table, (iii) each of the Company's directors (including the nominees) and (iv) all directors and executive officers of the Company as a group:

                                                                                        Shares
                                                                                Beneficially Owned (1)
                                                                     ------------------------------------------
Name of Beneficial Owner                                                    Number                  Percent
------------------------                                             ------------------       -----------------
F. William Schmidt (2)(3)                                                     3,173,275               23.6

Rolf D. Schmidt (3)(4)                                                        3,146,375               23.4

Robert V. Toni (3)(5)                                                           889,739                6.6

Jeffrey G. Clark (3)(6)                                                         511,927                3.8

Ronald A. Ahrens (3)(7)                                                         105,665                 *

Dennis C. Carey (3)(8)                                                           95,564                 *

Randy H. Thurman (3)                                                             88,044                 *

Richard W. Miller (3)                                                            84,512                 *

William M. Cotter (3)                                                            63,800                 *

Dennis D. Burns (3)                                                              49,566                 *

Anthony J. Sherbondy (3)                                                         58,466                 *

All directors and executive officers as a group                               8,093,757               60.2

    (14 persons) (9)

* Less than 1%.

(1) Nature of ownership consists of sole voting and investment power unless otherwise indicated. Includes shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 10, 2001.
(2) The address of the stockholder is 534 Ridge Avenue, Ephrata, PA 17522. Includes (a) 2,236,945 shares held by Triangle Partners, L.P., a limited partnership of which F. William Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which
     F. William Schmidt and Rolf D. Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 50,000 shares held by F. William Schmidt's spouse, for which shares he is deemed to share voting and investment power.
(3) Except as otherwise noted in footnote (2) or footnote (4), the address of the stockholder is c/o Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, NC 27616. Includes the following shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 10, 2001: F. William Schmidt--61,044; Rolf D. Schmidt--61,044; Robert V. Toni-- 284,599; Jeffrey G. Clark--69,100; Ronald A. Ahrens--89,865; Dennis C. Carey--86,044; Randy H. Thurman--82,044; Richard W. Miller--77,512; William
     M. Cotter--63,800; Dennis D. Burns--49,466; and Anthony J. Sherbondy-- 57,466.
(4) The address of the stockholder is 205 Sweitzer Road, Sinking Spring, PA 19608. Includes (a) 2,225,445 shares held by Cacoosing Partners, L.P., a limited partnership of which Rolf D. Schmidt is the sole general partner, for which shares he is deemed to have sole voting and investment power; (b) 539,912 shares held by OMI Partners, L.P., a limited partnership of which Rolf D. Schmidt and F. William Schmidt are the sole general partners, for which shares they are deemed to share voting and investment power; and (c) 140,000 shares owned jointly by Rolf D. Schmidt and his spouse, for which shares he is deemed to share voting and investment power.
(5) Includes 20,000 shares held by Mr. Toni's spouse, for which shares he disclaims beneficial ownership.
(6) Includes 69,000 shares owned by Mr. Clark's spouse and 1,273 shares owned by one of his minor children, for both of which share amounts he disclaims beneficial ownership.
(7) Includes 800 shares held by Mr. Ahrens' spouse, for which shares he disclaims beneficial ownership.
(8) Includes 1,500 shares owned jointly by Mr. Carey and his spouse, for which shares he is deemed to share voting and investment power.
(9) See footnotes (2) and (4) - (7) above. Includes 1,142,820 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 10, 2001.


                         MATTERS CONCERNING DIRECTORS

Election of Directors

     The Company's Board of Directors is divided into three classes. Members of one class are elected each year to serve a three-year term until their successors have been elected and qualified or until their earlier resignation or removal.

     The Board of Directors has nominated Ronald A. Ahrens, Richard W. Miller and Rolf D. Schmidt for election as Class II directors. The nominees are presently directors of the Company whose terms expire at the Annual Meeting.

     The nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes each nominee will be able to serve as a director; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the Board of Directors may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote FOR each of the nominees.

     Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

Class II--Directors with Terms Continuing until 2004
----------------------------------------------------

     Ronald A. Ahrens, age 61, has served as a director of the Company since January 1, 1999 and has served as Chairman of the Board since December 1999.
Mr. Ahrens has been an advisor to Merck & Company, Inc. since 1995, where he retired as President of Merck Consumer Healthcare Group Worldwide in 1995 and previously served as Executive Vice President of Merck Consumer Healthcare Group International. From 1985 to 1990, Mr. Ahrens was Consumer Group President, North America of Bristol-Myers Squibb and previously was President of Bristol Myers Products Division. Prior to 1985, he held senior management and sales and marketing positions with Richardson Vicks, Bristol-Myers Squibb and Procter and Gamble. Mr. Ahrens has a B.A. degree and an M.A. degree from Concordia College.

     Richard W. Miller, age 60, has served as a director of the Company since August 1997. From 1993 to 1997, he served as Senior Executive Vice President and Chief Financial Officer of AT&T. Previously, he was Chief Executive Officer of Wang Laboratories from 1989 to 1993, and prior to that, he held executive positions at General Electric Company and RCA. Currently, Mr. Miller advises companies and serves on the boards of directors of SBA Communications Inc. and MPower Communications Inc. Mr. Miller holds an M.B.A. from Harvard Business School and a B.B.A. degree in Economics from Case Western Reserve University.

     Rolf D. Schmidt, age 68, a co-founder of the Company in 1990, served as Chairman of the Board of Directors of the Company from February 1996 to December 1999, and has been a director of the Company since then. Mr. Schmidt has served as Chief Executive Officer and Chairman of Performance Sports Apparel, Inc. since 1995. In 1986, a significant portion of the business of Sharpoint, Inc., a developer and manufacturer of surgical needles and sutures co-founded by Mr. Schmidt and his brother, F. William Schmidt, was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has invested primarily in and devoted substantial time and attention to healthcare-related entities, including the Company.

Class III--Nominees for Terms Continuing until 2002
---------------------------------------------------

     Randy H. Thurman, age 51, has served as a director of the Company since May 1996. On April 16, 2001, Mr. Thurman became Chairman, President and Chief Executive Officer of Viasys Healthcare Inc., a global healthcare technology company focusing on respiratory and neuro science products. Mr. Thurman previously was Chief Executive Officer of Strategic Reserves, LLC (TM), a healthcare technology consulting and investment company. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, a wholly-owned subsidiary of Corning Inc. which specialized in pharmaceutical testing, clinical diagnostics and disease state management. From 1985 to 1993, Mr. Thurman was an executive with Rhone-Poulenc Rorer, most recently as President and a director. Mr. Thurman has an M.A. degree from Webster University and a B.A. degree from Virginia Polytechnic Institute. Mr. Thurman serves as Chairman of the board of directors of Enzon, Inc. and is on the board of CuraGen Corporation.

     Robert V. Toni, age 60, has served as President and Chief Executive Officer of the Company since June 1994 and as a director of the Company since February 1996. From 1989 to 1994, Mr. Toni was General Manager and Vice President of Sales and Marketing for IOLAB Corporation, a Johnson & Johnson company that marketed and manufactured surgical devices, equipment and pharmaceuticals for the ophthalmic market. From 1987 to 1989, he served as President of Cooper Vision-CILCO, and also served as its Executive Vice President of Operations and Chief Financial Officer from 1984 to 1987. Mr. Toni holds a B.S. degree in Finance from Iona College.

Class I--Directors with Terms Continuing until 2003
---------------------------------------------------

     Dennis C. Carey, Ph.D., age 51, has served as a director of the Company since May 1996. Mr. Carey serves as Vice Chairman of Spencer Stuart US, an executive search firm, and has overseen the firm's board consulting practice since 1988. Prior to joining Spencer Stuart, he served as a National Practice Director for The Hay Group, a global compensation firm, and was Secretary of Labor to former Governor Pierre S. duPont, IV of Delaware. Mr. Carey holds a Ph.D. in finance and administration from the University of Maryland. He was a co-founder of The Director's Institute at The Wharton School of the University of Pennsylvania and serves on its board of directors. Mr. Carey serves on the board of directors of AirClic Inc., For CEO's Only Inc. and 3rdWire Inc.

     F. William Schmidt, age 61, a co-founder of the Company in 1990, has served as a director of the Company since February 1996. Mr. Schmidt co-founded Sharpoint, Inc. with his brother, Rolf D. Schmidt, and completed the design work on production and manufacturing equipment that led to product development within that company. In 1986, a significant portion of the business of Sharpoint, Inc. was sold to its primary distributor, Alcon Laboratories, Inc. In 1991, the remainder of such business was sold to a management group. Since 1990, Mr. Schmidt has primarily invested in and devoted substantial time and attention to healthcare-related entities, including the Company.


General Information Concerning the Board of Directors and its Committees

     The Board of Directors has standing Executive, Audit and Compensation Committees. During fiscal year 2000, the Board of Directors held 5 meetings, the Audit Committee held 1 meeting and the Compensation Committee held 3 meetings. There were no meetings held by the Executive Committee during 2000. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he was a director and the meetings of the committee or committees on which he served during such period.

     The Executive Committee, to the extent permitted under Delaware law, may exercise, with certain exceptions, all of the power and authority of the Board of Directors in the management of the business and affairs of the Company. The Executive Committee is intended to serve in the event action must be taken by the board at a time when convening the entire board is not feasible. The Audit Committee is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company, for reviewing with the independent auditors the scope and results of the audits, and for reviewing the accounting controls, operating, capital and research and development budgets and other financial matters of the Company. The Compensation Committee is responsible for reviewing and approving compensation arrangements for the officers of the Company and other compensation matters generally, for recommending to the Board of Directors the compensation of the Company's chief executive officer and non-employee directors, for establishing incentive compensation or bonus plans and for evaluating board performance and recommending nominees for election as directors. The Stock Option Subcommittee of the Compensation Committee determines grants under and administers the Equity Compensation Plan, subject, in certain instances, to approval by the Board of Directors.

     The current members of the Executive Committee are Messrs. Ahrens, Rolf D. Schmidt (Chair), Miller and Toni; of the Audit Committee, Messrs. Carey, Miller (Chair) and Thurman; and of the Compensation Committee, Messrs. Ahrens, Carey (Chair), Thurman and F. William Schmidt. Messrs. Ahrens, Carey (Chair) and Thurman comprise the Stock Option Subcommittee of the Compensation Committee.

Director Compensation

     Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors of the Company do not receive annual compensation, except in the case of the Chairman, Mr. Ahrens, who receives $150,000. However, the Chairman may elect to receive options in lieu of all or part of the annual compensation. In connection with the adoption and approval in June 2000 of the Company's Amended and Restated 1996 Equity Compensation Plan ("the Plan"), the Board substantially revised its non-employee director compensation arrangements. Under the new arrangement, each non-employee director receives $1,500 per day for each meeting of the Board of Directors attended either in person or participated in telephonically.

Further, subsequent to the approval of the Plan, each non-employee director received a one-time grant of options to purchase 60,000 shares of Common Stock, with 50% of the options vesting immediately and 25% vesting on each of the next two anniversaries of the grant date. Any director may receive additional options as determined by the Compensation Committee and subject to the approval of the Board.

Compensation Committee Interlocks and Insider Participation

     F. William Schmidt, a member of the Compensation Committee, was a party to a transaction with the Company in 1998. See "Certain Transactions." Mr. Schmidt is not a member of the Stock Option Subcommittee of the Compensation Committee. Ronald A. Ahrens, a member of the Compensation Committee, received $150,000 during 2000 in the form of stock options as compensation for his service during 2001 as Chairman of the Board of Directors. Mr. Ahrens is a member of the Stock Option Subcommittee of the Compensation Committee.

Share Ownership Guideline

     In 1997, the Board of Directors adopted the following guideline for Company stock ownership by non-employee directors: each non-employee director should own shares of Common Stock of the Company with a value, at any time within two years after such director joins the Board of Directors and at the greater of cost or market value, equal to $100,000.

Requirements for Advance Notification of Nominations

     Article Two of the Company's By-Laws provides that no person may be nominated for election as a director by a stockholder at an annual or special meeting unless written notice of such stockholder's intent to make such nomination has been delivered to the Secretary of the Company at the principal executive offices of the Company (i) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held no earlier than 30 days before and no later than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days and not later than 60 days in advance of the first anniversary date of the previous year's annual meeting; (ii) with respect to an election to be held at an annual meeting of stockholders, which meeting is to be held more than 30 days before or more than 60 days after the first anniversary date of the previous year's annual meeting, not earlier than 90 days prior to such meeting and not later than the later of 60 days in advance of such meeting or 10 days following the date of the first public announcement of the date of such meeting; (iii) with respect to an election to be held at an annual meeting at which a director will be elected to fill an increase in the number of directors to be elected to the Board of Directors, which increase has not been publicly announced more than 70 days prior to the first anniversary date of the previous year's annual meeting, not later than the close of business on the tenth day after the first public announcement of such increase; and (iv) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than 90 days prior to such meeting and not later than the later of 60 days prior to such meeting or the tenth day following the date on which public announcement of the date of such meeting and of the nominees for the Board of Directors is first made. The By-Laws define a "public announcement" as a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or disclosure in a document publicly filed by the Company with the Securities and Exchange Commission (the "SEC") pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     A notice from a stockholder shall set forth: (a) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the stockholder as they appear on the Company's books, and of such beneficial owner; (b) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner; (c) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC in an election contest or would otherwise be required pursuant to the Exchange Act and Rule 14a-11 thereunder; and (d) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of PricewaterhouseCoopers LLP, Raleigh, North Carolina, as independent public accountants to audit the financial statements of the Company for the year 2001. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1992. There have been no disagreements between the Company and PricewaterhouseCoopers LLP concerning the Company's financial statements. It is intended that, unless otherwise specified by the stockholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of PricewaterhouseCoopers LLP.

     Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by PricewaterhouseCoopers LLP are approved by the Board of Directors. The Board considers the possible effect on auditors' independence of providing nonaudit services prior to the service being rendered, but the Board does not anticipate significant non-audit services will be rendered during 2001.

     Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Stockholders and the Annual Report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Therefore, such representatives will have an opportunity to make a statement, or be available to respond to any questions from stockholders.

     Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all stockholders entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

     It is understood that even if the selection of PricewaterhouseCoopers LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.


                            EXECUTIVE COMPENSATION

     The following table provides information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were executive officers as of December 31, 2000 (the "Named Officers").

                          Summary Compensation Table

                                                                                                 Long-Term
                                                               Annual Compensation              Compensation
                                                ---------------------------------------------   ------------
                                                                                                 Number of
                                                                                                 Securities
                                                                                                 Underlying
                                                                                 Other Annual     Options         All Other
                                                                                 Compensation     Awarded        Compensation
Name and Principal Position                     Year   Salary($)  Bonus($)(1)         ($)         (#)(1)            ($)(2)
---------------------------                     ----   ---------  -----------    ------------     -------           ------
Robert V. Toni                                  2000     289,127           --          --         100,000           14,082
President and Chief Executive Officer           1999     274,039      135,000          --         295,000           13,814
                                                1998     249,827      100,000          --              --            8,633

William M. Cotter                    2000   184,754          --           --             30,000             7,518
Vice President of Manufacturing      1999   164,808      86,500           --             41,000             6,957
and Operations                       1998   155,538      30,000           --             25,000             3,355


Jeffrey G. Clark                     2000   164,840          --           --             30,000             7,254
Vice President of Research and       1999   151,769      78,850           --             30,000             6,387
Development                          1998   146,392      56,000           --                 --             5,117


Dennis D. Burns                      2000   152,123          --           --             25,000             9,979
Vice President/General Manager,      1999   144,808      59,500           --             36,000             4,084
Internal Adhesives Division          1998   120,077          --           --             40,000               969


Anthony J. Sherbondy                 2000   144,898          --           --             25,000             6,221
Vice President of New Business       1999   134,423      64,800           --             36,000             5,989
Generation                           1998   120,000      26,028           --             20,000             5,995


(1) Cash bonuses and stock option awards are reflected in the year of payment or grant.
(2) Represents Company-paid life and disability insurance premiums and 401(k) retirement plan matching contributions.

Stock Option Information

     The following table sets forth information concerning the grant of stock options during 2000 to the Named Officers.

                             Option Grants in 2000

                                           Individual Grants
                         ---------------------------------------------------
                           Number of
                           Securities    % of Total                           Potential Realizable Value
                           Underlying   Options/SARs   Exercise               At Assumed Annual Rates of
                            Options      Granted to    Or Base                 Stock Price Appreciation
                            Granted      Employees      Price     Expiration     for Option Term (3)
                                                                                 -------------------
Name                        (#) (1)     in 2000 (2)     ($/Sh)       Date
----                        -------     -----------    --------      ----
                                                                                   5% ($)       10% ($)
                                                                                   ------       -------
Robert V. Toni              100,000        10.8         19.88       9/11/10     1,249,928     3,167,563

William M. Cotter            30,000         3.2         19.88       9/11/10       374,978       950,269

Jeffrey G. Clark             30,000         3.2         19.88       9/11/10       374,978       950,269

Dennis D. Burns              25,000         2.7         19.88       9/11/10       312,482       791,891

Anthony J. Sherbondy         25,000         2.7         19.88       9/11/10       312,482       791,891

(1) Options granted in 2000 will vest in three equal installments when each of three, increasing stock market prices are achieved. In any event, the options will vest in five equal installments beginning on the first anniversary of the date of grant.
(2)  Based on 929,636 options granted to employees in 2000.
(3) The potential realizable value is based on the term of the option at its time of grant (ten years in the case of the options listed above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and the underlying shares sold on the last day of its term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company's Common Stock, and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.


      Aggregated Option Exercises in 2000 and 2000 Year-End Option Values

                                                         Number of Securities Underlying            Value of Unexercised
                             Shares                            Unexercised Options                  In-the-Money Options
                            Acquired                          at Fiscal Year-End (#)             at Fiscal Year-End ($) (1)
                                                              ----------------------             --------------------------
                               on            Value
Name                      Exercise (#)   Realized ($)       Exercisable  Unexercisable         Exercisable     Unexercisable
----                      ------------   -------------      -----------  -------------         -----------     -------------
Robert V. Toni                 --             --              225,599        236,001             3,710,922         1,791,603

William M. Cotter              --             --               62,200         73,800             1,014,908         1,223,382

Jeffrey G. Clark               --             --               66,100         34,000             1,648,490           492,810

Dennis D. Burns                --             --               39,866         61,134               624,707           993,258

Anthony J. Sherbondy           --             --               51,866         49,134             1,048,707           789,258

(1) Calculated on the basis of the closing sale price of $36.00 per share of Common Stock on December 31, 2000 as quoted on the Nasdaq National Market.

Employment Agreements

     Robert V. Toni and Jeffrey G. Clark each entered into an employment agreement with the Company in May 1996. William M. Cotter, Dennis D. Burns and Anthony J. Sherbondy entered into employment agreements with the Company commencing in June 1997, February 1998 and January 1998, respectively. The term of the employment agreements of Messrs. Toni and Clark is from May 1, 1996 to May 31, 1999. Messrs. Cotter's, Burns' and Sherbondy's employment agreements have a two-year term beginning on their commencement. Each of the employment agreements provides for automatic one-year extensions unless 60 days' prior notice is given by either party. The agreements provide for annual base salaries for Messrs. Toni, Clark, Cotter, Burns and Sherbondy of not less than $215,000, $127,200, $150,000, $140,000 and $120,000, respectively, which salaries may be increased as determined by the Compensation Committee or the Board of Directors. Each agreement also provides for an annual bonus ranging from 20% to 60% of base salary to be awarded based on performance milestones to be established for each calendar year by the Compensation Committee based on the recommendation of the Chief Executive Officer. In connection with their employment agreements, in May 1996 the Company granted to Messrs. Toni and Clark, respectively, options to purchase 66,600 and 40,100 shares of Common Stock under the Equity Compensation Plan at an exercise price of $5.00 per share. Such options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the employment agreements), vest in five equal annual installments, commencing as of the date of grant. In connection with their employment agreements, the Company granted to Messrs. Cotter and Burns options to purchase 40,000 shares each of Common Stock under the Equity Compensation Plan at an exercise price of $18.25 and $21.88 per share, respectively. Mr. Sherbondy was granted 20,000 shares of Common Stock under the Equity Compensation Plan at an exercise price of $24.75. Messrs. Cotter's, Burns' and Sherbondy's options have a term of ten years and, provided employment has not been terminated for "cause" (as defined in the Employment Agreements), vest in five equal annual installments, commencing on the first anniversary of the date of grant.

     If, following a "change in control" (as defined in each agreement), any of Messrs. Toni, Clark or Cotter, is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for three years after such termination. If, following a "change in control" (as defined in each agreement), Messrs. Burns or Sherbondy is terminated other than for "cause" (as defined in each agreement) or terminates his employment for "good reason" (as defined in each agreement), he will be entitled to receive all accrued and any pro rata incentive compensation to the date of termination and a continuation of his then current annual salary, incentive compensation and benefits for one year after such termination. In the event of termination for "cause," each of Messrs. Clark, Cotter, Burns and Sherbondy is entitled to a continuation of base salary, incentive compensation and benefits for a period of one year. Mr. Toni is entitled to such continuation for a period of 18 months. Pursuant to the employment agreements, the Company has agreed to indemnify such executive officers to the maximum extent permitted by applicable law against all costs, charges and expenses incurred by each in connection with any action, suit or proceeding to which he may be a party or in which he may be a witness by reason of his being an officer, director or employee of the Company or any subsidiary or affiliate of the Company. Each of the foregoing executive officers has agreed not to compete with the Company for two years after termination of his employment with the Company.

                             CERTAIN TRANSACTIONS

     On January 1, 1998, the Company entered into a Representative and Manufacturing Facility Agreement with Innocoll GmbH of Saal-Donau, Germany ("Innocoll"). Rolf D. Schmidt and F. William Schmidt, directors of the Company, own a majority of the outstanding equity interests in Innocoll. Pursuant to the agreement, Innocoll acts as the Company's representative in Europe to assist the Company in complying with various regulatory approvals and clearances required in connection with the Company's products. Additionally, under the agreement, Innocoll will provide the Company with up to 20,000 square feet of space at its facility in Germany for use as an alternative manufacturing facility, including quality control services, as needed for the Company's products. Pursuant to the terms of the agreement, the Company will pay to Innocoll $120,000 per year for acting as the

Company's representative in Europe and $60,000 per year for the manufacturing space. The agreement has a five-year term.


          The material in the following Report of the Compensation Committee and the Performance Graph on page 14 is not soliciting material, is not deemed filed with the SEC under the Securities Act of 1933, as amended, or under the Exchange Act, and is not incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under such Acts whether made before or after the date of this proxy statement.


                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors consists of four outside, non-employee directors. It is responsible for executive compensation, including the review and approval of salaries and other compensation of management employees, as well as the approval of all policies and plans under which compensation is paid or awarded to management employees. A subcommittee of the Compensation Committee, the Stock Option Subcommittee, administers the Equity Compensation Plan and is responsible for grants of incentive compensation under the Equity Compensation Plan. See "Matters Concerning Directors--General Information Concerning the Board of Directors and its Committees."

     General Compensation Philosophy
     -------------------------------

     The Company's basic compensation policy is that total cash compensation should vary depending upon the Company's success in achieving specific financial and non-financial goals and that long-term incentive compensation should be tied to the creation of stockholder value. The Committee has considered the interrelationship of the three elements of its compensation - salary, bonus and incentive - to determine how they can be used to accomplish the Company's goals.

     The Compensation Committee recognizes that, in the short-term, the market value of the Company will be affected by many factors, some of which are beyond the control of the Company's executives. In order to attract and retain qualified executives, the Compensation Committee attempts to create a balanced compensation package by combining components based upon the achievement of long-term value to stockholders with components based upon the achievement of annual performance milestones. These milestones are approved each year by the Compensation Committee after recommendation by and discussion with the Chief Executive Officer. They reflect financial and other specific goals to be achieved in the coming year. The milestones for the Chief Executive Officer are set by the Compensation Committee after discussion with the Chief Executive Officer, and include additional goals. The Compensation Committee expects that the achievement of these shorter-term goals will contribute to the long-term success of the Company.

     The Company competes against both medical device companies and pharmaceutical companies in the hiring and retention of qualified personnel.
The Company uses long-term compensation, principally the grant of stock options, to offset the advantages such companies may offer, such as less risk, higher cash compensation and better retirement benefits.

     The Company's compensation program for executive officers comprises base salary, performance bonuses, longer-term incentive compensation in the form of stock options, and benefits available generally to all of the Company's employees. In 1998, the Company adopted an Employee Stock Purchase Plan to permit investment in Company stock. The Compensation Committee believes that such a plan will enhance stockholder value.

     Compensation Components
     -----------------------

     Base Salary. Base salary levels for the Company's management employees are reviewed on an annual basis by the Compensation Committee. In conducting this review, the Compensation Committee considers competitive factors and industry trends, as well as performance within the Company and changes in job responsibility. The Committee considers the Company's guidelines for pay increases based on level of performance. The Committee also reviews certain compensation information publicly available and gathered informally, and considers salary history at the Company. In setting the base salaries for 2000, the Committee reviewed and considered an executive compensation analysis prepared by an independent compensation consulting firm for the Company, and compared the current base salaries of the Company's management employees with a competitive market reference in the report. For 2001 service, Mr. Toni's base salary was increased by 8.7%, from $289,000 to $314,000.

     Performance Bonus Compensation. All management employees of the Company participate in a bonus plan based on performance milestones adopted annually by the Committee in order to provide a direct financial incentive to achieve predefined objectives. The five individuals listed in the Summary Compensation Table and other officers of the Company may receive as bonuses a minimum of 20% of base salary and a maximum of 60% of base salary based on the Committee's evaluation of the achievement of the performance milestones. The various milestones are weighted and the achievement of one or more milestones may be a condition to the payment of any bonus. The payment of any bonus will be conditioned upon the achievement of budgeted earnings per share. In addition, 50% of an officer's bonus will be based on performance milestones tied to the achievement of corporate goals and 50% will be based on the officer's departmental goals. The granting of other bonuses is discretionary.

     In determining the bonuses to the Company's executive officers for 2000, the Compensation Committee reviewed the percentage of completion of each of the 2000 performance milestones and multiplied such percentage by the weight assigned to each of the milestones, which included specific operating and regulatory goals.

     Stock Option Grants. The Equity Compensation Plan is the Company's long-term equity incentive plan for employees. The objective of the Equity Compensation Plan is to align the long-term financial interests of the option holder with the financial interests of the Company's stockholders. Annual stock option grants for management employees are an important element of competitive compensation. Based on the recommendation of management, the Stock Option Subcommittee may approve stock option grants to all employees based on employee grade level and approved additional grants for special performance recognition.

Application of Section 162(m)
-----------------------------

          Payments during 2000 to the Company's executives under the various programs discussed above were made with regard to the provisions of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is intended that, in accordance with current regulations, the amounts received upon the exercise of stock options under the Equity Compensation Plan qualify as "performance-based compensation."


                                             COMPENSATION COMMITTEE

                                             Ronald A. Ahrens
                                             Dennis C. Carey, Ph.D. (Chair)
                                             Randy H. Thurman
                                             F. William Schmidt

April 30, 2001

                         REPORT OF THE AUDIT COMMITTEE

     The Company's Audit Committee (the "Committee") consists of three non-employee directors that are considered independent according to the guidelines set forth by the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy statement.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In addition, the Committee recommends to the Board, subject to stockholder ratification, the selection of the Company's independent public accountants.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     In this context, the Committee has met and held discussions with management and the independent public accountants. Management represented to the Committee that the Company's audited financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the financial statements with management and the independent public accountants. The Committee discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee has discussed with the independent public accountants the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee discussed with the Company's independent public accountants the overall scope and plans for their audits. The Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based upon the Committee's discussions with management and the independent public accountants and the Committee's review of the representations of management and the report of the independent public accountants to the Committee, the Committee recommended that the Board include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

                                             THE AUDIT COMMITTEE


                                             Dennis C. Carey
                                             Richard W. Miller (Chair)
                                             Randy H. Thurman

April 30, 2001


PricewaterhouseCoopers LLP Fees Related to Fiscal 2000

Audit Fees:

     The aggregate audit fees billed, or to be billed, by the Company's independent auditors for professional services in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews conducted by the independent auditors of the financial statements included in the Company's quarterly reports on Form 10-Q required to be filed by the Company during fiscal 2000 totaled $60,500 which has been billed through April 10, 2001.

Financial Information Systems Design and Implementation Fees:

     The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees:

     The aggregate of all other fees by PricewaterhouseCoopers LLP for the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services, is approximately $10,600, of which $900 has been billed.

     The Audit Committee has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP.


                               PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market - US Index ("Nasdaq - US Index"), (ii) the Nasdaq Stock Market - Medical Devices, Instruments and Supplies Index ("Nasdaq Medical Devices Index"), and (iii) the S&P Health Care (Medical Products and Supplies) Index ("S&P Medical Devices"), assuming an investment of $100 on September 25, 1996 in each of the Common Stock of the Company, the stocks comprising the Nasdaq - US Index, the stocks comprising the Nasdaq Medical Devices Index and the stocks comprising the S&P Medical Devices Index, and further assuming reinvestment of dividends.



                          [PERFORMANCE GRAPH OMITTED]


INDEX                             9/25/96       12/31/96       12/31/97       12/31/98       12/31/99       12/31/00
-----                             -------       --------       --------       --------       --------       --------
Closure Medical Corporation         100           184            323            373            161            450

Nasdaq Stock Market- US             100           105            129            182            337            203

Nasdaq Medical Devices              100           100            114            127            154            158

S&P Medical Devices                 100           103            128            183            168            234

                            INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP served as the Company's independent accountants since 1992 and upon its merger with Coopers & Lybrand LLP in 1998, the Company retained PricewaterhouseCoopers LLP as its independent accountants. PricewaterhouseCoopers LLP has been selected to continue in such capacity for the current year. The Company has requested that a representative of PricewaterhouseCoopers LLP attend the Annual Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. If, however, further business properly comes before the Annual Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received by the Company, the Company believes that during the year ended December 31, 2000 all filing requirements applicable to its directors, officers and greater-than-ten-percent stockholders were satisfied, with the following exceptions: Mr. Toni filed one late Form 4 with respect to one transaction.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2002 annual meeting, such proposals must be received by the Company no later than December 31, 2001. Proposals should be directed to the attention of the Secretary of the Company.


                              By Order of the Board of Directors,


                              /s/ Benny Ward
                              -------------------
                              Benny Ward
                              Secretary

April 30, 2001

                                  Appendix A

                            AUDIT COMMITTEE CHARTER
                            -----------------------

Organization

There shall be a committee of the board of directors of Closure Medical Corporation (the "Company") to be known as the Audit Committee (the "Committee"). The Audit Committee shall be composed of directors who are independent (as defined in Appendix A) of the management of the Company and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a Committee member.

Each member of the Audit Committee shall be able to read and understand financial statements or will become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee shall be elected by the board of directors at the annual meeting of the board of directors and shall serve until their successors shall be duly elected and qualified. The Chair of the Committee shall be elected by the board of directors.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

The Audit Committee recognizes that financial management and the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

In carrying out these responsibilities, the Audit Committee will:

 .    Review the independence and performance of the auditors, annually recommend to the board of directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant, and approve the fees and other compensation to be paid to the independent auditors. The independent auditors are ultimately accountable to the board of directors and the Audit Committee as representatives for the Company's shareholders.

 .    Receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Statement No. 1.

 .    Review with the independent auditors and financial management of the
     Company the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

 .    Review with the independent auditors, the Company's financial and accounting personnel and the accounting and financial controls of the Company. Further, the Committee periodically should review adherence to the Company's code of conduct.

 .    Review the financial statements contained in the annual report to shareholders with management and the independent auditors. Any changes in accounting principles should be reviewed.

 .    Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

 .    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the board of directors.

 .    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.


                                  Appendix A
                                  ----------

"Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

     (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother- in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

     (d) a director who is a partner in, or controlling shareholder or an executive officer of any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed five (5%) percent of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

     (e) a director, who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

                                     PROXY

                          CLOSURE MEDICAL CORPORATION

                            5250 Greens Dairy Road
                         Raleigh, North Carolina 27616

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert V. Toni and Benny Ward, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Stockholders of Closure Medical Corporation (the "Company") to be held June 19, 2001 and any adjournments or postponements thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse.

                               SEE REVERSE SIDE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


     PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

                        ANNUAL MEETING OF STOCKHOLDERS

                          CLOSURE MEDICAL CORPORATION

                                 JUNE 19, 2001


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------

A  [X]    PLEASE MARK YOUR
          VOTES AS IN THIS
          EXAMPLE.


                         FOR    WITHHELD
1.  Election of          [_]      [_]       Nominees:    Ronald A. Ahrens
    Directors Class II                                   Richard W. Miller
                                                         Rolf D. Schmidt

FOR, except vote withheld from the following nominees:

___________________________________________________________


                                                   FOR      AGAINST      ABSTAIN
2.  Ratification of the selection by the Board of  [_]        [_]          [_]
    Directors of PricewaterhouseCoopers LLP
    as the Company's independent accountants for the fiscal year ending December 31, 2001.

3. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION AS THE CLASS II DIRECTORS AND FOR PROPOSAL NUMBER
2. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE RELATED PROXY STATEMENT.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)______________________________________________ DATE:__________,2001

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.